Exhibit 10.1

AMENDMENT NO. 4

TO

EXPENSE ADVANCEMENT AGREEMENT

This Amendment No. 4 to the Expense Advancement Agreement (the “Amendment”) is entered into as of February 23, 2021 by and among Leisure Acquisition Corp., a Delaware corporation (the “Company”), Hydra Management, LLC (“Hydra”), MLCP GLL Funding LLC (“MLCP”) and HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora” and together with Hydra and MLCP, the “Funding Parties”).

RECITALS

WHEREAS, the Company and the Funding Parties are parties to the Expense Advancement Agreement, dated December 1, 2017, as amended on June 29, 2020, October 26, 2020 and November 30, 2020 (the “Agreement”); and

WHEREAS, the Company and the Funding Parties desire to amend certain terms and provisions of the Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the above recitals and in consideration of the mutual agreements and undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
AMENDMENT OF AGREEMENT

Section 1.1 Amendment of Section 1(a). Section 1(a) of the Agreement is amended and restated in its entirety as follows:

“1.	(a) From time to time, as may be requested by the Company, each of the Funding Parties agrees to advance to the Company from time to time up to the maximum amount allocated thereto on Schedule I hereto on a pro rata basis (collectively, the “Advances”), up to a maximum of $1,460,000 in the aggregate among all Funding Parties, in each instance pursuant to the terms of the form of promissory note attached as Exhibit A hereto (the “Note”), as may be necessary to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements following the Offering and prior to completion of any potential Business Combination.”

Section 1.2 Amendment of Schedule I. Schedule I of the Agreement is amended and restated in its entirety as follows:

Allocation

	Maximum Advances	Percentage
HG Vora Special Opportunities Master Fund, Ltd	$730,000.00	50.00%
Hydra Management, LLC	$375,049.80	25.69%
MLCP GLL Funding LLC	$354,950.20	24.31%
Total	$1,460,000.00	100.00%

ARTICLE II
MISCELLANEOUS

Section 2.1 Defined Terms. All capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

Section 2.2 Effect of Amendment. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement. Except as specifically amended by this Amendment, all other provisions of the Agreement are hereby ratified and remain in full force and effect.

Section 2.3 Single Document. From and after the date of this Amendment, all references to the Agreement (whether in the Agreement or any other document or agreement prepared in connection with the transactions contemplated by the Agreement) shall be deemed to be references to the Agreement as amended by this Amendment.

Section 2.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 2.5  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof to the extent such principles would require or permit the application of the laws of another jurisdiction.

Section 2.6 Trust Account Waiver. Each Funding Party hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering were deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

[Signature pages follow.]

This Amendment has been duly executed and delivered by the parties hereto as of the date first above written.

LEISURE ACQUISITION CORP.

By:	/s/ George Peng
Name:	George Peng
Title:	Chief Financial Officer

HYDRA MANAGEMENT, LLC

By:	/s/ A. Lorne Weil
Name:	A. Lorne Weil
Title:	Principal

MLCP GLL FUNDING LLC

By: Matthews Lane Capital Partners LLC, its Manager

By:	/s/ Daniel B. Silvers
Name:	Daniel B. Silvers
Title:	Managing Member

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By: HG Vora Capital Management, LLC, as investment adviser

By:	/s/ Mandy Lam
Name:	Mandy Lam
Title:	Authorized Signatory

[Amendment No. 4 to Expense Advancement Agreement]